UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 2, 2013
Date of report (Date of earliest event reported)
Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 2, 2013, Integrated Device Technology, Inc. (the “Company”) announced a plan to reduce its workforce by approximately 5%, or 90 employees. The Company has taken this action following an assessment of operational and financial considerations. In connection with this reduction in force, the Company expects to record approximately $4.8 million for severance and related costs. During the second quarter of fiscal 2014, IDT accrued approximately $3.9 million and paid $0.6 million in expenses associated with this action. The Company expects to complete this action in the fourth quarter of fiscal 2014.

Forward-Looking Statements

Investors are cautioned that forward-looking statements in this Report involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to: global business and economic conditions; operating results; new product introductions and sales; competitive conditions; capital expenditures and resources; manufacturing capacity utilization; customer demand and inventory levels; product performance; intellectual property matters; mergers and acquisitions and integration activities; and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to its annual report on Form 10-K for the fiscal year ended March 31, 2013, its quarterly reports on Form 10-Q and its current reports on Form 8-K and other Securities and Exchange Commission filings.  These forward-looking statements speak only as of the date of this Report and the Company assumes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2013	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ BRIAN C. WHITE
Brian C. White
Vice President, Chief Financial Officer
(duly authorized officer)